UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2006
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On October 2, 2006 Intervoice, Inc. (the “Company”) and Ronald Nieman entered into a Separation Agreement dated as of September 19, 2006 (the “Agreement”) with respect to Mr. Nieman’s resignation as the Company’s Senior Vice President Products on September 19, 2006. In general, under the terms and subject to the conditions of the Agreement, the Company will pay Mr. Nieman his base salary of $207,875 in monthly installments and the Company’s portion of group health coverage for Mr. Nieman and his dependants, in each case through September 30, 2007, in exchange for Mr. Nieman providing a general release and entering into agreements with respect to confidentiality, nonsolicitation, cooperation and other matters. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)      Financial Statements of Business Acquired.
Not applicable.
(b)      Pro Forma Financial Information.
Not applicable.
(c)      Shell Company Transactions.
Not applicable.
(d)      Exhibits.

Exhibit
Number	Exhibit Title

10.1	Separation Agreement dated as of September 19, 2006 between the Company and Ronald Nieman

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Senior Vice President, General Counsel and Secretary

Date: October 5, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Separation Agreement dated as of September 19, 2006 between the Company and Ronald Nieman